Exhibit 99



REINHOLD INDUSTRIES ANNOUNCES ENGAGEMENT OF TM CAPITAL TO EXPLORE STRATEGIC ALTERNATIVES


SANTA FE SPRINGS, CA, Tuesday, February 28, 2006. Reinhold Industries, Inc. (NASDAQ: RNHDA) of Santa Fe Springs, California announced that it has engaged TM Capital Corp. to explore strategic alternatives for the enhancement of shareholder value, including a possible sale of the Company. The Company cannot give assurance that it will consummate a sale or other strategic alternative. The Company does not expect to update its progress or disclose developments with respect to the exploration of strategic alternatives unless and until the Company's Board of Directors has approved a definitive transaction.

         Reinhold Industries, Inc. is a manufacturer of advanced custom composite components and sheet molding compounds for a variety of applications in the United States and Europe.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         To the extent the Company makes certain "forward-looking statements" in this press release, such as statements about future plans, goals and other events which have not yet occurred, such statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified because they include words such as the Company "believes," "anticipates," "expects" or words of similar import. These forward-looking statements involve risks and uncertainties and the actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, without limitation, risks associated with levels of U.S. and foreign military spending and the financial condition of the airline industry. You should consider these risks and factors and the impact they may have when you evaluate these forward-looking statements. These statements are based only on the Company's knowledge and expectations on the date of this press release. The Company disclaims any duty to update these statements or other information in this press release based on future events or circumstances.